Exhibit 10.10

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”), dated as of June 11, 2010, is entered into by and between AutoTrader.com, Inc., a Delaware corporation (“Assignor”), and ATC IP License Holdings, LLC, a Delaware limited liability company (“Assignee”).

RECITALS:

A. Assignor (as successor-in-interest to Cox Auto Trader, LLC pursuant to that certain Assignment and Assumption Agreement dated August 31, 2009, as amended) is a party to a license agreement dated September 10, 2006, with TPI Holdings, Inc., a Delaware corporation (“Licensor”), a copy of which is attached hereto as Exhibit A, pursuant to which Licensor has granted an exclusive license to Assignor to use certain trademarks and service marks that incorporate the term TRADER (the “TRADER Marks”) in connection with various goods and services (the “License Agreement”).

B. Assignor may assign its rights under the License Agreement to an “Affiliate,” as that term is defined in the License Agreement.

C. Assignee is an Affiliate of Assignor within the meaning of the License Agreement.

D. Assignor desires to assign its rights under the License Agreement to Assignee.

E. Assignee desires that the rights of Assignor under the License Agreement be assigned to it.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignor hereby transfers and assigns to Assignee the License Agreement, together with all of Assignor’s rights, title, interest, powers, remedies, benefits, options and claims therein, thereto and thereunder.

2. Assignee hereby accepts the transfer and assignment of the License Agreement by Assignor and agrees to be bound by and assume all of the restrictions and obligations related to the assigned rights of Assignor under the License Agreement for the benefit of Licensor and all third party beneficiaries of the License Agreement.

3. Assignee agrees to perform the obligations of Assignor under the License Agreement from and after the date hereof and agrees to indemnify and hold Assignor harmless from and against all liabilities arising under the License Agreement with respect to any event or occurrence arising on or after the date hereof.

4. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

5. The parties shall execute and deliver all documents, provide all information and take or forbear from all such action as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

6. NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN MADE BY ASSIGNOR OR ASSIGNEE AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

7. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by nationally recognized overnight courier service, by telecopy, facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7):

(a)	if to Assignor:

AutoTrader.com, Inc.
5775 Peachtree Dunwoody Road
Atlanta, GA 30342
Attention:	Victor A. Perry, III
Facsimile:	(404) 843-5755

(b)	if to Assignee:

ATC IP License Holdings, LLC
6205 Peachtree Dunwoody Road
Atlanta, GA 30328
Attention:	Shauna J. Sullivan
Secretary
Facsimile:	(678) 645-1828

8. Failure on the part of Assignor or Assignee to exercise any right or remedy available hereunder upon the other party’s breach of the terms, conditions, or covenants of this Agreement shall not be deemed a waiver of such right or remedy or a waiver of any subsequent breach or default on the part of either party, unless such waiver is in writing and is executed by the party against whom such waiver is claimed.

9. This Agreement may be executed and delivered (including by facsimile transmission or by means of portable document format (pdf) transmission) in one or more counterparts, each of which will constitute an original and all of which taken together will constitute one and the same agreement.

10. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous oral or written agreements, representations and understandings with respect to such subject matter. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof.

11. This Agreement may be modified or amended only in a writing signed by both parties.

12. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of Delaware, without giving effect to its principles or rules of conflicts of laws.

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IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption Agreement to be duly executed as of the date first written above.

AUTOTRADER.COM, INC.		ATC IP LICENSE HOLDINGS, LLC

By:	/s/ Shauna J. Sullivan	By:	/s/ Shauna J. Sullivan
	Shauna J. Sullivan		Shauna J. Sullivan
	Secretary		Secretary

[Signature Page to Assignment and Assumption of TPI Holdings License Agreement]